SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.   20549


                             FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                               1934

              Date of Report:  August 22, 1996


                         GANNETT CO., INC.
     (Exact name of registrant as specified in its charter)

Delaware                 1-6961                    16-0442930
(State or other       (Commission              (IRS Employer
 jurisdiction          File Number)           Identification No.)
 of incorporation)


         1100 Wilson Boulevard, Arlington, Virginia  22234

         (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code (703) 284-6000

ITEM 2.  DISPOSITION OF ASSETS

        Pursuant to an Asset Purchase Agreement dated July 9, 1996 among Gannett Co., Inc., Combined Communications Corporation, Gannett Transit, Inc., Shelter Media Communications, Inc., Gannett International Communications, Inc., and Outdoor Systems, Inc., on August 22, 1996 Gannett Co., Inc. and its affiliates sold substantially all of the assets of its Outdoor Division to Outdoor Systems, Inc. Outdoor Systems, Inc. also exercised an option to buy Gannett Outdoor's operations in Houston, Texas, subject to obtaining applicable governmental approvals. The purchase price for the Outdoor Division, including the Houston operations, is approximately $710 million in cash. The purchase price, subject to a working capital adjustment, was arrived at through negotiations between Gannett Co., Inc. and Outdoor Systems, Inc.


ITEM  7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a) Pro forma financial information.

   (1) Unaudited pro forma consolidated condensed balance sheet as of June 30, 1996 and the unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 (filed as an exhibit hereto).

(c) Exhibits.

    See Exhibit Index for list of exhibits.

                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                GANNETT CO., INC.



Dated:   August 22, 1996

By:        /s/Thomas L. Chapple
           -----------------------
                Thomas L. Chapple,
                Senior Vice President,
                General Counsel and Secretary

                           Exhibit Index


Exhibit
Number    Title or Description                            Location
- -----     --------------------                            ----------------
   2      Asset Purchase Agreement among Gannett          Incorporated by
          Co., Inc., Combined Communications              reference to
          Corporation, Gannett Transit, Inc., Shelter     Exhibit 99-3 to
          Media Communications, Inc., Gannett             Form 8-K filed
          International Communications, Inc., and         July 10, 1996.
          Outdoor Systems, Inc.

  99-1    Unaudited pro forma consolidated condensed      Attached.
          balance sheet as of June 30, 1996 and the unaudited pro forma consolidated condensed statements of earnings for the year ended
          December 31, 1995 and the six month period ended June 30, 1996.